EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 53 to Registration Statement No. 033-71320 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust II (the “Trust”), and the Portfolio, listed on the attached Schedule A, appearing in the Annual Report on Form N-CSR of the Trust for the year/period ended January 31, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 25, 2017

Schedule A

Report Date

Fund Name

March 21, 2017

Eaton Vance TABS Short-Term Municipal Bond Fund

March 21, 2017

Eaton Vance TABS Intermediate-Term Municipal Bond Fund

March 21, 2017

Eaton Vance TABS 1-to-10 Year Laddered Municipal Bond Fund

March 21, 2017          Eaton Vance TABS 10-to-20 Year Laddered Municipal Bond Fund

March 21, 2017          Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond

March 21, 2017          Eaton Vance High Yield Municipal Income Fund

Portfolio whose financial statements are included in one or more of the above Funds’ annual reports for the year ending January 31, 2017:

Report Date

Portfolio Name

March 21, 2017

5-to-15 Year Laddered Municipal Bond Portfolio